UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENCORE CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ENCORE CAPITAL GROUP, INC.

3111 Camino Del Rio North, Suite 103, San Diego, California 92108

SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2017 AND ACCOMPANYING PROXY STATEMENT

Explanatory Note

On April 27, 2017, a proxy statement (the “Proxy Statement”) of Encore Capital Group, Inc., a Delaware corporation (the “Company”) was made available to stockholders in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) for use at the 2017 annual meeting of stockholders to be held at the Park Hyatt Hotel, 153 West 57th Street, New York, NY 10019, on June 15, 2017 at 8:00 a.m. Eastern time, or at such other time and place to which the annual meeting may be adjourned or postponed.

This supplement dated May 4, 2017 (the “Supplement”) supplements and amends the Proxy Statement and is first being made available to stockholders on or about May 5, 2017. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Resignation of Chief Executive Officer

On May 1, 2017, Kenneth Vecchione provided notice to the Company that he intends to resign as President and Chief Executive Officer of the Company to become the president of another company.  Mr. Vecchione’s decision to resign was not the result of any disagreement with the Company. Mr. Vecchione’s resignation will be effective June 15, 2017 to ensure a smooth transition to his successor, Ashish Masih, President of the Company’s Midland Credit Management subsidiary. Mr. Vecchione will not stand for re-election to the Board.

The Board intends to appoint Mr. Masih as the President and Chief Executive Officer of the Company and as a member of the Board immediately following the Company’s annual stockholders meeting on June 15, 2017. Mr. Masih’s biography is included in the Proxy Statement.

Election of Directors

As a result of Mr. Vecchione’s decision to not stand for re-election to the Board, the Board has reduced the size of the Board and the number of nominees to be elected at the annual meeting from nine to eight. At the annual meeting, the Company’s stockholders will be asked to vote on the eight remaining director nominees: Willem Mesdag, Ash Gupta, Wendy G. Hannam, Michael P. Monaco, Laura Newman Olle, Francis E. Quinlan, Norman R. Sorensen and Richard J. Srednicki.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Voting; Revocability of Proxies

Except as described above, this Supplement does not change the proposals to be acted upon at the annual meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the annual meeting and regardless of the number of shares of the Company’s common stock that you own.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy card and wish to change your vote based on any of the information contained in this supplement, you may change your vote or revoke your proxy at any time before it is voted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 15, 2017

The Proxy Statement, this Supplement and our Annual Report on Form 10-K are available at the following website address: www.proxyvote.com